Exhibit 99.1

FOR IMMEDIATE RELEASE

Assisted Living Concepts, Inc. Expands Credit Facility by $20 Million

MENOMONEE FALLS, WISCONSIN August 22, 2008

Assisted Living Concepts, Inc. (“ALC”) (NYSE:ALC) announced an amendment (the “Amendment”) to its $100 million revolving credit agreement with GE Healthcare Financial Services and other lenders (the “Revolving Credit Agreement”). The Amendment allows ALC to borrow up to an additional $20 million under the Revolving Credit Agreement, bringing the size of the facility to $120 million.

ALC originally entered into the Revolving Credit Agreement in November 2006 when it became an independent, publicly traded company listed on the New York Stock Exchange. The Revolving Credit Agreement provides ALC with the ability to request that the size of the facility be increased by a total of $50 million at pricing to be negotiated at the time of the request. Under the Amendment, U.S. Bank National Association (“US Bank”) agreed, and the other lenders consented, to allow US Bank to provide the additional $20 million of borrowing capacity with no change in pricing terms. Following the Amendment, ALC retains the ability to request a further increase of up to $30 million in borrowing capacity under the Revolving Credit Agreement.

“In this difficult credit market we are extremely pleased with the confidence and support demonstrated by our lenders,” commented John Buono, Sr. Vice President, Chief Financial Officer and Treasurer of Assisted Living Concepts, Inc. “Along with other available funds, we intend to use this additional availability to fund our expansion plans, acquisitions, share buyback program and other general corporate purposes.”

As of August 22, 2008, ALC had outstanding borrowings of $45 million under the Revolving Credit Agreement and, with the additional availability provided by the Amendment, had available borrowings under the Revolving Credit Agreement of $75 million.

About Us

Assisted Living Concepts, Inc. and its subsidiaries operate 216 assisted living residences with capacity for over 9,000 residents in 20 states. ALC’s assisted living facilities typically consist of 40 to 60 units and offer residents a supportive, home-like setting and assistance with the activities of daily living. ALC employs approximately 4,800 people.

Forward-looking Statements

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management’s plans and objectives for future operations including managements expectations about improving occupancy and private payer mix, are forward-looking statements. These forward-looking statements generally include words such as “expect,” “intend,” “will,” “anticipate,” “believe,” “estimate,” “plan,” “strategy” or “objective.” Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. In addition to the risks and uncertainties referred to in the release in connection with forward-looking statements, other risks and uncertainties are identified in ALC’s filings with United States Securities and Exchange Commissions and include, but are not limited to, the following: changes in the health care industry in general and the long-term senior care industry in particular because of political and economic influences; changes in general economic conditions; changes in regulations governing the industry and ALC’s compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against ALC; ALC’s ability to maintain and increase census levels; ALC’s ability to attract and retain qualified personnel; the availability and terms of capital to fund ALC’s capital expenditures; changes in competition; and demographic changes. Given these risks and uncertainties, readers are cautioned not to place undue reliance on ALC’s forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgment of the party making such statements based upon current information. ALC assumes no obligation to update any forward-looking statement.

For further information, contact:
Assisted Living Concepts, Inc.
John Buono
Sr. Vice President, Chief Financial Officer and Treasurer
Phone: (262) 257-8999
Fax: (262) 251-7562
Email: jbuono@alcco.com
Visit ALC’s Website @ www.alcco.com